Citigate Sard Verbinnen                                               NEWS


FOR IMMEDIATE RELEASE.

Contacts
For New Valley:                                For GBI Capital Management:
George Sard/Anna Cordasco/Paul Caminiti        Richard Rosenstock
Citigate Sard Verbinnen                       516/470-1101
212/687-8080


                      New Valley and GBI Capital Management
               Consummate Previously Announced Ladenburg Agreement

     GBI Capital Management Changes Name to Reflect Acquisition of Ladenburg


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         MIAMI, FL, May 7, 2001 - New Valley Corporation (NASDAQ: NVAL) ("New
Valley") and GBI Capital Management Corp. (AMEX:GBC) ("GBI") today announced that they have consummated the previously announced definitive agreement under which GBI has acquired New Valley's broker-dealer subsidiary, Ladenburg, Thalmann & Co. Inc. ("Ladenburg"), in exchange for a combination of cash, convertible promissory notes and shares of GBI's common stock. The consummation of the transaction occurred following GBI's annual meeting today at which GBI's shareholders approved the transaction and certain other related proposals. As a result of the transaction, New Valley now owns a majority of the outstanding shares of GBI.

         In connection with the consummation of the transaction, GBI has changed its name to Ladenburg Thalmann Financial Services Inc. to reflect the acquisition of Ladenburg which has been a recognized name in the financial community for over 120 years. Effective May 8, 2001, Ladenburg Thalmann Financial Services' stock symbol on the American Stock Exchange will be changed to "LTS."

         Additionally, Howard M. Lorber, Victor M. Rivas, Bennett S. LeBow, Phillip Frost, Henry C. Beinstein and Robert J. Eide joined Richard J. Rosenstock, Mark Zeitchick and Vincent A. Mangone to form the new Board of Directors of Ladenburg Thalmann Financial Services.

         Ladenburg Thalmann Financial Services will operate through its two wholly owned subsidiaries, Ladenburg and GBI Capital Partners. Founded in 1876 and a NYSE member since 1879, Ladenburg is a full service investment banking and brokerage firm based in New York, with regional offices in Los Angeles, Boca Raton, Great Neck, Cleveland and Las Vegas. The Research division's strategic focus is on the Cable, Media, Entertainment, Telecommunications and retail sectors. Ladenburg's corporate finance department specializes in middle market companies and emerging growth businesses. The firm's retail brokerage division, Private Client Services, leverages the firm's research and asset management capabilities.


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         GBI Capital Partners is a full-service securities and trading firm providing personalized investment recommendations and service to individual and institutional investors. GBI Capital Partners is headquartered in Bethpage, NY and operates offices in New York City, Fort Lauderdale and San Francisco.

         New Valley is principally engaged in the investment banking and brokerage business, through Ladenburg Thalmann & Co. Inc., and the real estate business in Russia, through BrookeMil Ltd. and Western Realty.

                                      # # #

         This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. New Valley and GBI have tried, whenever possible, to identify these forward-looking statements using words such as "anticipates", "believes", "estimates", "expects", "plans", "intends" and similar expressions. These statements reflect New Valley's and GBI's current beliefs and are based upon information currently available to them. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause New Valley's and GBI's actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties and contingencies include those set forth in New Valley's Annual Report on Form 10-K for the year ended December 31, 2000 and GBI's Annual Report on Form 10-K, as amended, for the year ended September 30, 2000, and other factors detailed from time to time in their other filings with the Securities and Exchange Commission. Neither New Valley nor GBI undertakes any obligation to update or advise upon any such forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.